               RESTATED MASTER AGREEMENT FOR JOINT COLLABORATION

     This Restated Master Agreement for Joint Collaboration (hereinafter "Agreement") made and entered into as of its Effective Date as defined below, by and between Siemens Aktiengesellschaft (hereinafter referred to as "Siemens" or "Party"), of Berlin and Munchen Federal Republic of Germany, and fonix corporation (hereinafter "fonix" or "Party"), of Salt Lake City, Utah, U.S.A. Siemens and fonix are collectively referred to herein as "Parties".

                    BACKGROUND AND PURPOSE OF THE AGREEMENT

     A. fonix is engaged in the business of developing next generation human computer interface technologies and systems. Specifically, fonix has developed and is developing certain technologies, including: automatic speech recognition ("ASR") technology for enabling human speech to be used with computers and computer-aided machines to command, control and transmit information based on user independent, natural language recognition at continuous speaking rates and in various languages; compression technology for reducing the number of parameters required to represent speech, data, graphics and/or video in digital format; synthesis technology used in creating human quality speech from text; verification technology used in the recognition of an individual's unique patterns of speech (e.g., voice print); and neural network technology used in artificial intelligence processing of data. fonix is the owner of certain intellectual property rights relating to the foregoing technologies, and is desirous of licensing and/or otherwise making its technology available for use by other companies that are well positioned in the marketplace to use the fonix technologies in new or improved products.

     B. Siemens' semiconductor group is interested in evaluating the possibility of incorporating certain off the fonix technologies into its manufacturing and design technology so as to enable Siemens to develop new integrated circuits for communications products and applications.

     C. Under the terms of a Non-Disclosure and Restricted Use Agreement (a copy of which is attached at Exhibit A, and hereinafter referred to as the Non-Disclosure Agreement") previously entered between them, the Parties have heretofore engaged in confidential discussions relating to the fonix technologies. As a result of those discussions, the Parties have determined that they have a mutual interest in collaborating on various research and development projects with the aim of developing such new integrated circuits, and to that end they desire to establish a strategic alliance with one another in accordance with the terms and conditions of this Agreement.

     THEREFORE, the Parties hereby enter into the following terms and conditions of this Agreement:

                             SECTION 1: DEFINITIONS

     1.1 Object Code shall mean machine-readable instructions for execution on any computer processor.
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     1.2 Source Code shall mean human-readable programming instructions for use in preparing any Object Code.

     1.3 Program Code shall mean computer programming code, and shall include both Object Code and Source Code.

     1.4 Program Documentation shall mean instruction manuals and any other written materials that relate to the explanation, use or development of any Program Code, including by way of example and not limitation, logic manuals, flow charts, drawings or diagrams.

     1.5 Software shall mean Program Code and any Program Documentation.

     1.6 Hardware shall mean any electronic circuit, computer processor, electronic system or computer equipment of any nature or kind that runs or operates in conjunction with Program Code.

     1.7 Hardware Documentation shall mean instruction manuals and any other written materials that relate to the operation, explanation, use, assembly, maintenance or development of any Hardware, including by way of example and not limitation, written manuals, circuit diagrams, logic diagrams, flow charts or drawings.

     1.8 Core Technology shall mean: automatic speech recognition ("ASR")) technology for enabling human speech to be used to command, control and transmit information based on user independent, natural language recognition at continuous speaking rates and in various languages; compression technology for reducing the number of parameters required to represent speech, data, graphics and/or video in digital format; synthesis technology used in creating human quality speech from text; verification technology used in the recognition of an individual' s unique patterns of speech (e.g., voice print); and neural network technology used in artificial intelligence processing of data.

     1.9 Technology shall mean the Core Technology and any technical information or data of any kind relating to the Core Technology, including but not limited to Software, Hardware and/or Hardware Documentation.

     1.10 Invention shall mean any idea, improvement or discovery relating to the Technology, whether or not patentable, that is conceived or reduced to practice by any Party, its employees, consultants or agents pursuant to the terms of any respective Statement of Work entered under this Agreement.

     1.11 Patents shall mean any patent or patent application that contains any claim covering all or any part of any Technology or any Invention.

     1.12 Intellectual Property or Intellectual Property Rights shall mean any Patent, copyright, application for copyright registration or trade secret that covers all or any part of any Technology or any Invention.

     1.13 Background Technology shall mean any Technology that, prior to the date of this Agreement, is owned by a Party, as evidenced by written documentation or other tangible things in existence prior to the date of this Agreement, or that is licensed by a Party under any Intellectual Property Rights of a third party prior to the date of this Agreement, provided such license rights do not require that Party to pay any remuneration in order to disclose, use or sublicense such rights.

     1.14 Foreground Technology shall mean any Technology which, during the term of this Agreement, is acquired by a Party, either by way of ownership or by way of rights licensed from a third party, provided such license rights do not require that Party to pay any remuneration in order to disclose, use or sublicense such rights, and which does not result from the performance by that Party of any respective Statement of Work entered under this Agreement.

     1.15 Subsidiary shall mean any company of which Siemens owns, directly or indirectly, more than fifty percent (50%) of such company's voting capital.

     1.16 Subsidiary shall mean any company of which fonix owns, directly or indirectly, more than fifty percent (50%) of such company's voting capital, and as used in this Agreement, reference to "fonix" shall include such subsidiaries.

           SECTION 2: RESEARCH AND DEVELOPMENT EFFORTS OF THE PARTIES

     2.1 The Parties shall in good faith negotiate the terms of one or more Statements of Work and a corresponding Master Plan as soon as reasonably possible following entry of this Agreement. The Master Plan shall be in writing and shall identify each Statement of Work in progress as well as those to be begun during the coming calendar year and shall be updated at the beginning of each calendar year. Each Statement of Work shall include a written instrument signed and dated by duly authorized representatives of both Parties, shall be clearly identified as such, and shall contain at least the following information:

          a. a statement of the intended commercial application and commercial product or products which are the objective of the research and development to be undertaken;

          b. a detailed written description and/or functional specification of the work to be performed for a given research project that is to be undertaken, including a description of the work to be performed by each Party, and benchmarks defining each stage, if any, of the work to be completed;

          c. a time schedule by which the work to be performed is contemplated to be completed, including time for completion of the benchmarks for each stage of the work if any;
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          d.  performance criteria, if any, for determining completion of each stage of the work;

          e. the name, address and telephone number of a technical coordinator for each Party;

          f. detailing the time and manner by which progress reports shall be provided either orally or in writing by the technical coordinator of each Party to the other;

          g. provisions defining the respective rights of the Parties in Inventions developed during performance of the work done by the Parties, the manner by which each Party may acquire Patents for such Inventions, and provisions defining preferred rights, if any, granted by each Party to the other to acquire rights of exclusivity under any Invention, Intellectual Property or Background Technology owned by the other and relating to the commercial products developed under the Statement of Work; and

          h. any other terms and conditions as mutually agreeable between the Parties.

     2.2 The Parties agree to reasonably cooperate with one another to disclose in good faith to each other, as far as legally possible and without payment to a third party, and provided that such disclosure is determined by the Party making the disclosure to be reasonably necessary to the other Party's performance under any Statement of Work, any Background Technology, any Foreground Technology, or any Inventions in their custody or control. Disclosure will be effected without charges to the other Party, and may be submitted in writing or orally. All such disclosures will be made and will be used by the receiving Party only for the purpose of performing the development work under any Statement of Work. No license will be granted under any such disclosed Background Technology, Foreground Technology or Inventions unless otherwise explicitly provided for in any Statement of Work.

     2.3 The Parties shall endeavor in good faith to perform in accordance with the specific terms of each Statement of Work, and each shall make a faithful effort to arrive at a successful completion thereof The technical coordinators of each Party designated for a particular Statement of Work shall administer the technical and performance matters, including but not limited to, transmission, receipt and dissemination of technical and/or Confidential Information between the Parties, reporting as provided in the Statement of Work, coordinating and arranging for site visits by the technical and scientific personnel of the Parties to the facilities of one another, and any other matters reasonably required in carrying out the respective duties of the Parties under the applicable Statement of Work.

     2.4 Changes in any Statement of Work shall become effective only when a written change request is executed by authorized representatives of both Parties.

     2.5 Each Party agrees to promptly notify the other of any factor, occurrence, or event of which it becomes aware that may or is believed to affect that Party's ability to timely meet any of its performance obligations under any Statement of Work then in effect, or that is likely or is believed to occasion any material delay in completing such Statement of Work. The Parties shall then review the situation and mutually agree on changes with respect to the further conduct and performance of the development work under the relevant Statement of Work.

     2.6 When required under any Statement of Work or other provision of this Agreement, each Party shall submit invoices for payment of work or materials in accordance with the following:

          a. invoices shall be net thirty (30) days, shall be addressed to the technical coordinator of the other Party, and shaft be submitted no more frequently than monthly for charges due or accruing in each calendar month; and

          b. each Party shall maintain complete and accurate records in accordance with sound accounting practices to substantiate any invoices submitted to the other.

     2.7 Except as expressly provided in any Statement of Work or any provisions of this Agreement, each Party shall bear all of its own expenses arising from its performance under this Agreement or any Statement of Work, including without limitation, expenses for facilities, work space, utilities, management, clerical and reproduction services, supplies and the like.

     2.8 A Party forwarding, without charge, to the other Party parts, components, software and other articles for the purposes of the performance of any Statement of Work shalt remain the proprietor of such articles. The forwarding Party, furthermore, shall not be responsible for damages caused by such articles and the Party receiving such articles shall hold the forwarding Party harmless from any claims of third parties, including without limitation, from claims of the receiving Party s employees.

     2.9 Each Statement of Work shall be deemed to have been completed when written notice to that effect is signed by the technical coordinators of both Parties and sent to each Party.

     SECTION 3: PAYMENTS BY SIEMENS AND GRANT OF STOCK AND OPTIONS BY FONIX

     3.1 Upon execution of the first Statement of Work by the Parties. Siemens shaft pay fonix 5,000,000.00 DM.

     3.2 600,000.00 DM of the amount specified in paragraph 3.1 shall be allocated to the purchase of certain warrants for the acquisition of shares of fonix stock as set forth in Exhibit B hereto, which is incorporated herein by reference. 2,400,000.00 DM of the specified amount shall be treated as a non-refundable (except as provided in paragraph 7.5 of this Agreement), royalty.
The remaining 2,000,000.00 DM of the specified amount shall be allocated to the purchase of fonix common stock, which may be purchased at any time within ninety
(90) days from the date of this Agreement. Such purchase shall be made by Siemens by providing written notice to fonix and the purchase price shall be the closing price, as quoted by NASDAQ and as reported by Reuters or Bloomberg News Wire, for the day preceding the date on which such written notice was sent by Siemens to fonix. Fonix common stock purchased by Siemens pursuant to this subparagraph, will have the same registration rights, and will be registered at the same time as Warrant Shares in accordance with paragraph 6 of Exhibit "B". At the time of the execution of the first Statement of

Work and License Agreement, the parties will agree to the form and the detailed terms and conditions of the Common Stock Purchase Agreement and such other documentation to be signed by the parties as required by applicable securities and other laws. The form of Common Stock Purchase Agreement agreed to by the parties will be attached to the first Statement of Work. In the event Siemens fails to send such written notice to apply the 2,000,000.00 DM or any portion thereof to the purchase of fonix common stock at least one (1) day prior to the end of the ninety (90) day period, the 2,000,000.00 DM or unused portion thereof shall automatically become part of the non-refundable royalty provided under this paragraph.

               SECTION 4: PROTECTION OF CONFIDENTIAL INFORMATION

     4.1 Confidential Information shall mean any information or data relating to the Technology of either Party, irrespective of the medium in which such information or data is embodied. When in tangible form, such information or data shall be clearly marked as "confidential" or with other similar legends by the disclosing Party prior to disclosure. When disclosed orally or visually, prior to disclosure the disclosing Party shall clearly notify the other Party as to the confidential nature of the information or technology about to be orally or visually disclosed. Confidential Information that is the subject of only oral or visual disclosure shall be summarized in writing in a reasonably complete manner, marked as set forth above, and sent to the receiving Party within thirty
(30) days after the disclosure; provided, however, that failure of the disclosing Party to specifically describe in such written summary any information designated as confidential in the manner provided herein, shall not release the receiving Party from its duty of confidentiality with respect to such information. Confidential Information shall include any copies, abstracts or notes, as well as any documents or things from which such are prepared.

     4.2 Each Party agrees to reasonably and in good faith protect the other Party's Confidential Information. Without limiting the generality of this obligation, each Party specifically agrees that the Confidential Information it receives:

          a. shall not be disclosed to others except its or its Subsidiaries employees, agents or consultants who reasonably have a need to know such Confidential Information to permit a Party to carry out its obligations under any Statement of Work, provided that such employees, agents or consultants are bound to confidentiality by employment agreements or otherwise that are consistent with the duties of confidentiality imposed under the terms of this Agreement;

          b. shall be treated with the same degree of care to avoid disclosure and unauthorized use as is used with respect to the receiving Party's own confidential information; and

          c. shall be deposited for safe keeping with the technical coordinator of one or more Statements of Work of each receiving party, who shall be responsible for maintaining accurate records of (i) all other persons to whom such Confidential Information is disclosed for any corresponding Statement of Work, and (ii) any copies or extracts that are made for use in connection with any corresponding Statement of Work.

     4.3 The obligations of paragraph 4.2 shall not apply to any information which the receiving Party can demonstrate:

          a. at any time and without any breach of any duty of confidentiality owed to the disclosing Party, is known to the trade by way of written publication or other public dissemination of such information so as to make the information in question reasonably publicly accessible to members of the relevant trade;

          b. was in the receiving Party's possession prior to receipt from the disclosing Party as proven by its written records;

          c. is approved in advance for release from the obligations of paragraph 4.2 by written agreement of the disclosing Party;

          d. is required to be disclosed by law or under the rules of any governmental organization, provided that the disclosing Party will be given as much advance notice of any such disclosure that is believed to be required under such law or by such governmental agency as is reasonably possible, in order to permit the disclosing Party to have a reasonable opportunity to contest any such required disclosure; or

          e. is independently developed without reference to any Confidential Information received from the disclosing Party, and is evidenced by written records.

     4.4 All Confidential Information shall upon request of the disclosing Party either be returned to the disclosing Party or be destroyed by the receiving Party after termination of this Agreement. Such request shall be made in writing within ninety (90) days after termination of this Agreement. In case of destruction, the receiving Party shall confirm in writing such destruction to the disclosing Party.

     4.5 Failure to comply with the provisions of this section 4 shall permit a Party seeking to enforce any of the provisions of this section 4 to obtain immediate injunctive relief in any court of competent jurisdiction without the necessity of posting bond. Such injunctive relief shall be cumulative and not in lieu of any other remedies at law or in equity available to the Party seeking such enforcement.

     4.6 In the event of termination of this Agreement for any reason, the provisions of this Section 4 shall survive such termination for a period of three (3) years.

                 SECTION 5: OWNERSHIP OF INTELLECTUAL PROPERTY

     5.1 No license or right of any kind is granted by either Party to the other under the terms of this Agreement for Intellectual Property covering any Background Technology or covering any Foreground Technology. Any such license or right to any such Intellectual Property may only be acquired under the terms of a separately negotiated agreement which is concluded as a part of a Statement of Work.

     5.2 Except as otherwise provided in any Statement of Work, Siemens shall separately own any Invention that is conceived and reduced to practice solely by Siemens' employees, consultants or agents. fonix shall separately own any Invention that is conceived and reduced to practice solely by fonix' employees, consultants or agents.

     5.3 Inventions that are conceived and reduced to practice jointly by employees, consultants or agents of both Parties, and in the event such Inventions are patentable but cannot be made the subject of separate patent applications, shall be owned by a Party only in accordance with the provisions set forth in the applicable Statement of Work giving rise to such Inventions.

     5.4 No license or right of any kind is granted by either Party to the other under any of the terms of this Agreement for any Intellectual Property that is owned or acquired by a Party pursuant to the terms of this Agreement. Any such license or right to such Intellectual Property may only be acquired under the terms of a separately negotiated agreement which is concluded either as a part of a Statement of Work or as a result of the exercise of any preferred rights as granted in any applicable Statement of Work.

     5.5 Each Party shall have the right to acquire Patents for Inventions which it owns by filing applications for patent in its own behalf and at its own expense, at any time; provided, however, that prior to any such filing a Party shall provide at least two (2) weeks written notice to the other of its intention to file any such application. Patents for Inventions arising under paragraph 5.3 shall only be obtained pursuant to terms set forth in the applicable Statement of Work under which such Inventions are developed. Each Party agrees to assist the other in its efforts to acquire any Patents for any Inventions to which it is entitled pursuant to the provisions of this Agreement or any applicable Statement of Work and each Party agrees to assist the other in its efforts to perfect title to such Patents, including by way of example and not limitation, rendering any assistance required or requested by the other Party in the good faith exercise of its judgment in the preparation, filing and prosecution of any applications for patent in any country, or in the signing of any documentation required to perfect the other Party's title in any Patents. Each Party agrees to fully reimburse the other for any expenses incurred by it in carrying out its obligations under this paragraph 5.5.

     5.6 In the event of termination of this Agreement for any reason, any rights or obligations arising under any of the provisions of this Section 5 shall remain in effect and shall survive such termination.

              SECTION 6: GRANT OF PREFERRED RIGHTS TO ONE ANOTHER

     6.1 With respect to each Statement of Work Siemens shall have a right to acquire exclusive rights as provided therein, under all Intellectual Property for Inventions and for fonix Background and Foreground Technology as necessary to the contemplated exclusive rights. fonix shall have a right to acquire rights as provided in each Statement of Work under all Intellectual Property for Inventions and for Siemens Background and Foreground Technology necessary to the contemplated rights.

     6.2 Any agreement conferring any rights, exclusive or otherwise, which is concluded prior to termination of this Agreement for any reason shall survive such termination and shall remain in full force and effect between the parties in accordance with the separate terms and conditions of such agreement.

SECTION 7: PROVISIONS RELATING TO COMMENCEMENT AND TERMINATION OF THE AGREEMENT

     7.1 This Agreement shall be effective as of the date of the last signature as written below (the "Effective Date").

     7.2 This Agreement shall have a term (hereinafter "Initial Term") of five
(5) years from its Effective Date. Thereafter, the Agreement may be renewed for successive terms (hereinafter "Renewal Terms" of three (3) years each or for shorter terms as mutually agreed by the Parties. Any such renewal shall only become effective upon acceptance of a written instrument clearly designated as a "Renewal of the Master Agreement for Joint Collaboration" which is signed and dated by both Parties.

     7.3 This Agreement shall automatically terminate without further notice from either Party to the other at the end of the Initial Term, or at the end of any Renewal Term, unless renewed in the manner set forth in paragraph 7.2 at least thirty (30) days prior to the end of such Initial or Renewal Term, as applicable.

     7.4 In the event of any material breach of any terms or conditions of this Agreement it may be terminated for cause during the Initial Term or any Renewal Term by providing ninety (90) days written notice to the other. Any such notice shall clearly state the provision or provisions of the Agreement which are believed to have been breached, and the factual circumstances giving rise to such breach. Thereafter, this Agreement shall automatically terminate unless prior to the expiration of such ninety (90) day notice period the Party in breach shall have cured the breach to the good faith satisfaction of the other.

     7.5 Except for a tender offer or hostile takeover which exceeds 50% of the outstanding common shares, if a third party acquires or enters into any agreement to acquire fifty percent (50%) or more of the common stock of fonix, fonix and its Board of Directors shall not approve any such transaction unless such agreement provides that such third party shall refund to Siemens any royalties defined as non-refundable pursuant to paragraph 3.2 in the event Siemens terminates this Agreement under provisions of this paragraph. In the event of such an agreement, fonix shall immediately notify Siemens thereof in writing. For a period of thirty (30) days after receipt of such notice Siemens shall have the right to terminate this Agreement. In the event of termination of this Agreement pursuant to the provisions of this paragraph 7.5, fonix shall refund to Siemens any royalties which were nonrefundable pursuant to paragraph 3.2.

     7.6 This Agreement shall automatically terminate without notice from either Party to the other in the event of any of the following:

          a. any rejection or termination of the Agreement or any proposal to do so under Title 11 of the United States Code, or any other bankruptcy or similar laws (hereinafter collectively "Bankruptcy Code") of any other competent jurisdiction of the any Party;

          b. failure of a trustee, including any Party as a debtor in possession, in any bankruptcy proceeding filed by or against such Party to
     (i) assume this Agreement and any Statement of Work or other agreement conferring rights as part of a Statement of Work within fifteen (15) days after the filing of the initial bankruptcy petition, or to (ii) perform the duties required under this Agreement, any such Statement of Work or other agreement, within the meaning of any applicable section of such Bankruptcy Code, including but not limited to Section 365(a)(4)(i) of Title 11, U.S.C.; or

          c. any liquidation of a Party, or any sale, assignment, or foreclosure of or upon assets that are necessary for the performance of a Party of its responsibilities under this Agreement, including any Statement of Work.

     7.7 Termination of this Agreement shall not affect or terminate any Statement of Work or other agreement conferring any rights, exclusive or otherwise, as a result of any Statement of Work and shall not terminate any provisions stated elsewhere herein to expressly survive termination of this Agreement.

                             SECTION 8: ARBITRATION

     8.1 Any dispute arising out of or in connection with this Agreement or any Statement of Work entered by the Parties under this Agreement shall be resolved by binding arbitration. The dispute shall be submitted to a panel of three (3) arbitrators, of which one (1) shall be appointed by each of the Parties, with the third member of the panel being appointed by the other two. The arbitration shall be conducted in London, England. The arbitration proceedings shall be conducted in English under the Rules of Arbitration of the International Chamber of Commerce, Paris ("Rules") The procedural law of the place of arbitration shall apply where the Rules are silent. The panel shall have discretion to award damages, costs of arbitration and reasonable attorneys' fees to either Party, provided that any such damages shall not include any penalty or enhanced damages, and shall, as far as legally possible, be limited to only those actual compensatory damages that are reasonably related to and foreseeable in respect of any breach of this Agreement giving rise to such damages. The panel shall make written findings of fact and conclusions of law, and the decision of the panel shall be final and binding upon the Parties.

     8.2 The Parties agree that it is their intent that the terms of this Agreement be construed so as to render the foregoing terms as enforceable as may be permitted under the applicable law as set forth above in paragraph 8.1. Consistent with this intent, the Parties declare that the provisions of the Agreement are severable. In the event of a determination that any particular provision of this Agreement is invalid or unenforceable, the other provisions shall continue in full force and effect, as far as possible, and the Parties agree that the remaining provisions may be enforced to the extent possible, or as if the invalidated or unenforceable provision had not been made a part of the Agreement.

     8.3 No delay or omission by either Party to exercise any right or power occurring upon any noncompliance or default by the other under this Agreement or any Statement of Work shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants or conditions to be performed by the other under this Agreement or any Statement of Work must be in writing and signed by the Party asserted to have waived such covenants or conditions, and any such waiver shall not be construed to be a waiver of any succeeding breach.

     8.4 Unless otherwise provided in this Agreement, all remedies provided for in this Agreement shall be cumulating and in addition to and not in lieu of any other remedies available to either party under the applicable law governing this Agreement.

     8.5 Either Party shall be excused from delays in performing or form any failure to perform any of its duties under this Agreement or any Statement of Work to the extent such delays or failures result from causes beyond the reasonable control of such Party; provided, however, that in order to be excused from any such delay or failure, such Party must diligently act to mitigate to the extent reasonably possible any such delay or failure.

     8.6 In the event of termination of this Agreement for any reason, the provisions of this Section 8 shall survive such termination.

                      SECTION 9: LIMITATION OF LIABILITIES

     9.1 A Party shall not be liable towards the other in the case that any Statement of Work cannot be successfully completed, provided that there has not been any material breach by that Party of its duties under the Statement of Work.

     9.2 The sole obligation of each Party with respect to its obligations under any Statement of Work shall to be to perform its obligations in good faith, including the obligation to disclose Technology as set forth in paragraph 2.2, and to correct errors that might have occurred in disclosing such Technology without undue delay after such error become known to the Party which forwarded the information to the other. Neither Party makes any representation or warranty, express or implied, that any Technology disclosed or provided by it to the other can be used without infringing statutory or other rights of third parties.

     9.3 Each party hereby releases and holds the other harmless from any claim arising in tort, contract or otherwise with respect to any injury or the acts of their own employees, agents or consultants in the performance of their duties under this Agreement and any Statement of Work.

     Neither Party shall be obliged to compensate for death or personal injury or loss of or damage to property of the other Party to the extent such death, injury, loss or damage is covered by insurance(s) of the affected Party and such affected Party shall not be entitled to recover same from the first Party.

     9.4 Neither Party shall be liable for any indirect or consequential damages of the other, including loss of profit or interest, under any legal cause whatsoever and on account of whatsoever reason, except where such liability is mandatory by applicable law.

     9.5 Nothing in this Agreement shall obligate either Party to apply for, take out, maintain or acquire any statutory protection in any country.

     9.6 In the event of termination of this Agreement for any reason, the provisions of this Section 9 shall survive such termination.

                      SECTION 10: MISCELLANEOUS PROVISIONS

     10.1 Notice under this Agreement, including any notice of any change in the address to which such notices are to be sent, may be given by certified mail, postage prepaid, or by DHL or Federal Express with return receipt, and the date of delivery of such mailing, as evidenced by return receipt, shall be deemed the date of notice for all purposes. Such notice shall be given to the Parties at their respective address as set forth below:

          In the case of Siemens:        In the case of fonix

          Mrs. Elsbeth Lucier            Thomas A. Murdock Pres. & COO
          Siemens AG HL S CO             1225 Eagle Gate Tower
          St.-Martin-Str. 53             60 East South Temple St.
          D-81541 Munich                 Salt Lake City, Utah 84111
          GERMANY                        U.S.A.

     10.2 No part of this Agreement may be altered or modified except by a writing describing the specific alteration or modification, and which is signed by both Parties.

     10.3 This Agreement supersedes all prior agreements (including the agreement of Exhibit A), understandings, representations and statements, whether written or oral, between the parties relating to the subject matter of this Agreement. No agreement, statement, or promise not contained in this Agreement, with respect to the subject matter of this Agreement, shall be valid or binding.

     10.4 Neither Party shall assign or transfer to any third party any rights or obligations that it may have under this Agreement without the prior written authorization of the other, and any attempt to make such assignment or transfer without such consent shall be null and void; provided, however, that such consent shall not be unreasonably withheld.

     10.5 This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed to be an original.

     10.6 Headings and titles in this Agreement are for reference purposes only and shall not form a part of the terms and conditions of this Agreement.

     10.7 In the event of any conflict between the terms of this Agreement and any Statement of Work, the terms and conditions of the Statement of Work shall govern.

     10.8 Each Party represents and warrants that it has full right, power and authority to enter this Agreement, and that they are under no obligation or restriction, nor will they assume any such obligation or restriction that does or would in any way interfere or conflict with their obligation to carry out their respective duties under this Agreement.

     10.9 Nothing under this Agreement or any Statement of Work shall be construed as granting to the other any right to act on behalf of or as the agent of the other, and each of the Parties hereby acknowledge that they are acting independently of the other in carrying out any duties or obligations under this Agreement or any Statement of Work.

     10.10 This Agreement and any Statement of Work signed between the Parties hereunder shall be governed by and construed in accordance with the law in force in England without reference to its conflicts of law provisions.

     10.11 If a bona fide third party that is unrelated to either of the Parties offers to acquire or enter into any agreement to acquire fifty percent (50%) or more of the common stock of fonix on terms that are deemed by fonix in the exercise of its sole discretion to be potentially acceptable to fonix, fonix shall, to the extent legally permitted, promptly notify Siemens thereof in writing.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates specified below:

SIEMENS AKTIENGESELLSCHAFT               FONIX CORPORATION


Date _________________________           Date_____________________

By____________________________           By ______________________

Title ________________________           Title ___________________


By ___________________________

Title_________________________

            Exhibit "B" to Master Agreement for Joint Collaboration

                       STATEMENT OF STOCK PURCHASE RIGHTS

1. PURCHASE PRICE, EXERCISE PRICE AND AMOUNT OF SHARES. As set forth in the Master Agreement for Joint Collaboration ('Master Agreement"), and in consideration of 600,000 DM ("Consideration") paid in connection with the first Statement of Work and License Agreement, fonix will grant to Siemens warrants to purchase up to One Million (1,000,000) shares ("Warrant Shares") of fonix restricted Common Stock, par value $.0001, at the following exercise prices:

                                             Expiration Dates
     200,000 Shares @ $10.00 US per Share    December 31, 1998
     200,000 Shares @ $15.00 US per share    March 31, 1999
     200,000 Shares @ $20.00 US per share    June 30, 1999
     200,000 Shares @ $25.00 US per share    September 30, 1999
     200,000 Shares @ $30.00 US per share    December 31, 1999

2. CERTAIN ADJUSTMENTS. The parties agree that certain adjustments shall be made to the exercise price under terms and conditions to be mutually agreed to in the Warrant, however the parties agree that such adjustments to the exercise price shall include as a minimum the following. If, at any time prior to the purchase of Warrant Shares, fonix shall subdivide its outstanding shares of Common Stock into a larger number of shares or combine outstanding shares of Common Stock into a smaller number of shares, the exercise price for Warrant Shares which have not been purchased shall be adjusted as follows: the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the effective date of such subdivision or combination, and shall apply to successive subdivisions and combinations. Further, in the case of any reclassification, merger, sale, transfer or share exchange, Siemens shall be entitled to receive securities or property equal to the amount of Warrant Shares Siemens would have been entitled to had Siemens exercised the Warrant(s) immediately prior to such reclassification, merger, sale transfer or share exchange.

3. Exercise Period. The warrant exercise period shall begin on the date of payment of the Consideration and end at 5:00 P.M. Mountain Time (U.S.) on the expiration date indicated opposite each exercise price listed above. The warrants will be exercisable at any time in multiples of 25,000 shares during the exercise period. The warrants are not transferable except in compliance with applicable securities laws and to an entity which is at least 50% owned directly or indirectly, by Siemens. The shares issued pursuant to the warrants will be transferable only upon compliance with applicable securities and other laws.

4. Exercise of Warrants. The warrants may be exercised by delivering to the Treasurer of fonix an Irrevocable Notice of Exercise of Warrants in the form attached hereto as "Attachment B-1", together with payment of the full exercise price in US dollars. Upon receipt of the Irrevocable Notice of Exercise of Warrants and the purchase price, and subject to the Company obtaining from Siemens customary documentation as required by law noted in paragraph 5 below, the Company will deliver to Siemens properly executed certificates representing the Warrant Shares purchased.

5. Documentation. At the time of the execution of the first Statement of Work and License Agreement, the parties will agree to the form and the detailed terms and conditions of the Warrant and such other documentation to be signed by the parties as required by applicable securities and other laws and such Warrant will be issued by fonix to Siemens.

6. Registration Rights. At the time of execution of the Master Agreement, Siemens acknowledges that neither the warrants nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Act"), or under any state securities laws. Until the warrants or the Warrant Shares have been registered, the warrants and Warrant Shares issued by fonix will be restricted and bear a restrictive legend reasonably satisfactory to fonix securities counsel. If and when fonix undertakes a public offering of its Common Stock, par value $.001, and subject to the approval of the underwriter, fonix will include in the registration statement for the public offering the shares issuable, pursuant to the warrants granted under the Master Agreement. In the alternative, fonix will file a Form S-3 (or such other form as is available to fonix for the registration of the Warrant Shares for their resale in the market) with the U.S. Securities and Exchange Commission within 30 days of the earlier of (i) the purchase by Siemens of the first 200,000 Warrant Shares or (ii) four months from the execution by the parties of the first Statement of Work. Siemens will cooperate with fonix in supplying information necessary to assist fonix in the filing of a registration statement or taking any other action necessary to effect such registration.

7. ACKNOWLEDGMENTS. Siemens has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Warrants and underlying shares (collectively the "Securities"). Siemens has acquired or will acquire the Securities for its own account, for investment, and not with a view to resale of the Securities. Siemens has access to and, and in its discretion, has reviewed, the most recent annual, quarterly and periodic reports of fonix filed with the SEC, and any and all other material books and records of fonix which Siemens has requested.

Siemens acknowledges that the Warrants bear, and the underlying Shares shall bear, the following legend: THE SECURITIES REPRESENTED BY THIS EXHIBIT [OR CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.

                                 Attachment B-1
                                 --------------

                               fonix corporation

                   IRREVOCABLE NOTICE OF EXERCISE OF WARRANT

Siemens, A.G., hereby exercises its right to purchase __________ Shares of the $.0001 par value restricted Common Stock (the "Warrant Shares") of fonix corporation (the "Company").

Siemens understands that this Irrevocable Notice of Exercise of Warrant is irrevocable and pays to the Company the full amount of the Exercise Price for the Warrant Shares being purchased.

Siemens understands that the Company has no obligation to issue the Warrant Shares unless and until, in the opinion of the Company, any applicable registration requirements or exemptions therefrom of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

The number of Warrant Shares specified above are to be issued in the name of:
Siemens Aktiengesellschaft

Date:

By:

     Signature

Printed Name and Title